CONTAINER APPLICATIONS INTERNATIONAL, INC.

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                             Note Issuance Agreement

                           Dated as of October 1, 2006



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                      Convertible Subordinated Secured Note



                                TABLE OF CONTENTS
                                                                            PAGE


ARTICLE I         DEFINITIONS AND CONSTRUCTION.................................1
         1.1      DEFINITIONS..................................................1
         1.2      CONSTRUCTION................................................14
         1.3      ACCOUNTING TERMS............................................15

ARTICLE II        THE NOTE....................................................15
         2.1      AUTHORIZATION AND ISSUANCE OF THE NOTE......................15
         2.2      PURCHASE AND SALE OF NOTE...................................15
         2.3      TIME AND PLACE OF PAYMENTS; INTEREST RATE; PAYMENT OF
                  PRINCIPAL AND INTEREST UNDER THE NOTE.......................15
         2.4      OVERDUE RATE................................................16
         2.5      COMPUTATION OF INTEREST.....................................16
         2.6      PREPAYMENT..................................................16
         2.7      HOLIDAYS....................................................17
         2.8      SECURITY....................................................17
         2.9      TAX WITHHOLDING.............................................17

ARTICLE III       CONVERSION..................................................17
         3.1.     CONVERSION RIGHT............................................17
         3.2      PROCEDURE FOR CONVERSION....................................18
         3.3.     RESERVATION OF SHARES.......................................19
         3.4      TAXES.......................................................19
         3.5.     ADJUSTMENTS.................................................19
         3.6      NO ADJUSTMENTS..............................................26

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF COMPANY...................26
         4.1      DUE ORGANIZATION............................................26
         4.2      ORGANIZATION, STANDING, AND QUALIFICATION...................27
         4.3      REQUISITE POWER.............................................27
         4.4      BINDING AGREEMENTS..........................................27
         4.5      OTHER AGREEMENTS............................................27
         4.6      LITIGATION; ADVERSE FACTS...................................28
         4.7      CONSENTS....................................................28
         4.8      FINANCIAL CONDITION.........................................28
         4.9      TITLE TO ASSETS; LIENS......................................28
         4.10     PAYMENT OF TAXES............................................29
         4.11     GOVERNMENTAL REGULATION.....................................29
         4.12     SECURITIES ACTIVITIES.......................................29
         4.13     BANK CREDIT AGREEMENT.......................................29
         4.14     DISCLOSURE..................................................29
         4.15     DEBT........................................................30
         4.18     EXISTING DEFAULTS...........................................30
         4.27     NO DEFAULT..................................................30
         4.29     SOLVENCY, ETC...............................................30
         4.32     THIRD-PARTY ACTION..........................................31

ARTICLE V         AFFIRMATIVE COVENANTS OF COMPANY............................31
         5.1      CORPORATE EXISTENCE.........................................31
         5.2      MAINTENANCE OF ASSETS.......................................31
         5.3      COMPLIANCE WITH LAWS........................................31
         5.4      SENIOR DEBT.................................................31
         5.5      FURTHER ASSURANCES..........................................32
         5.7      ACCOUNTING RECORDS AND INSPECTION...........................32
         5.8      FINANCIAL STATEMENTS AND OTHER INFORMATION..................32

ARTICLE VI        NEGATIVE COVENANTS OF COMPANY...............................34
         6.1      FINANCIAL COVENANTS.........................................34
         6.2      RESTRICTION ON FUNDAMENTAL CHANGES..........................35
         6.3      INVESTMENTS.................................................35
         6.4      CONDUCT OF BUSINESS.........................................36

ARTICLE VII       EVENTS OF DEFAULT...........................................37
         7.1      EVENTS OF DEFAULT...........................................37
         7.2      ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT..........40
         7.3      SUITS FOR ENFORCEMENT.......................................42
         7.4      MODIFICATIONS OR WAIVERS UNDER BANK CREDIT AGREEMENT........42

ARTICLE VIII      SUBORDINATION...............................................43

ARTICLE IX        PURCHASER'S REPRESENTATIONS.................................43
         9.1      INVESTMENT REPRESENTATION...................................43
         9.2      PARTICIPATION IN THE NOTE...................................43

ARTICLE X         EXPENSES AND INDEMNITIES....................................43
         10.1     EXPENSES....................................................44
         10.2     INDEMNITY...................................................44

ARTICLE XI        MISCELLANEOUS...............................................44
         11.1     Waivers; Modifications in Writing...........................45
         11.2     CHANGES IN ACCOUNTING PRINCIPLES............................45
         11.3     CONFIRMATION................................................46
         11.4     NOTICES.....................................................46
         11.6     HEADINGS, DATE..............................................46
         11.7     EXECUTION IN COUNTERPARTS...................................46
         11.8     ASSIGNMENT AND PARTICIPATION................................46
         11.9     GOVERNING LAW...............................................47
         11.10    SEVERABILITY OF PROVISIONS..................................48
         11.11    SURVIVAL OF AGREEMENTS, REPRESENTATIONS, AND WARRANTIES.....48
         11.12    SETOFF.  48
         11.13    INDEPENDENCE OF COVENANTS...................................48
         11.14    COMPLETE AGREEMENT..........................................48

EXHIBIT A  Form of Note........................................................1



                   Container Applications International, Inc.
                       One Embarcadero Center, Suite 2101
                         San Francisco, California 94111

                                 October 1, 2006

                             Note Issuance Agreement

Interpool, Inc.
633 Third Avenue
27th Floor
New York, New York 10017

Dear Sirs:

     Container Applications International, Inc., a Nevada corporation ("Company"), hereby agrees with you ("Interpool") as follows:

                                    ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

     1.1 DEFINITIONS. For purposes of this Agreement, the following initially capitalized terms shall have the following meanings:

     "Affiliate" shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purpose of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" shall mean this Note Issuance Agreement between Company and Interpool, together with all exhibits hereto.

     "Ancillary Documents" shall mean the Redemption Agreement, Security Agreement, Investor Rights Agreement, Management Agreement, Subordination and Intercreditor Agreement and any and all other documents, agreements, or instruments other than this Agreement and the Note, which have been or are entered into on or before the Closing Date by Company and Interpool in connection with the transactions contemplated by this Agreement, and any and all alterations, amendments, changes, extensions, modifications, revisions, restatements, or supplements to any of the foregoing.

     "Asset" shall mean any interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, or whether tangible or intangible.

     "Bank Credit Agreement" shall mean the Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 29, 2006 between Company, Bank of America, N.A., as agent, and the other banks named therein and as it may be further amended from time to time with such consent, if any, of the Noteholders as is required under the Subordination and Intercreditor Agreement.

     "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978 (11 U.S.C. 101-1330), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.

     "Banks" shall mean the bank(s) or other financial institution(s) that are from time to time parties to the Bank Credit Agreement.

     "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York, New York.

     "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     "Capitalized Lease" shall mean any lease under which Company or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

     "Closing Date" shall mean October 1, 2006.

     "Code" shall mean the Internal Revenue Code of 1986, as amended or supplemented from time to time, or any successor or superseding tax laws of the United States of America, and any and all rules and regulations issued or promulgated in connection therewith.

     "Commitment" shall mean with respect to each Revolving Credit Lender, the amount set forth on SCHEDULE 1 of the Bank Credit Agreement as the amount of such Lender's commitment to make Revolving Credit Loans to, to participate in the issuance, extension and renewal of Letters of Credit for the account of, and to purchase participations in Swing Line Loans made to, the Company, as the same may be increased pursuant to Section 15.9 of the Bank Credit Agreement or reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     "Common Stock" shall mean the common stock of Company, no par value per share, except as otherwise set forth in Section 3.5.

     "Company" shall have the meaning set forth in the introduction to this Agreement.

     "Computation Date" shall have the meaning given said term in Section
6.1(b).

     "Consolidated EBITDA" shall mean, with respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income (or Deficit) of Company and its Subsidiaries for such fiscal period, PLUS (b) in each case to the extent deducted in the calculation of such Person's Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, PLUS (ii) income tax expense for such period, PLUS (iii) Consolidated Total Interest Expense paid or accrued during such period, PLUS (iv) other noncash charges for such period, PLUS (v) principal payments received by Company or any of its Subsidiaries during such period with respect to Direct Finance Leases, all as determined in accordance with GAAP.

     "Consolidated EBITDAR" shall mean, with respect to any fiscal period of Company and its Subsidiaries, an amount equal to the sum of (a) Consolidated EBITDA for such fiscal period plus (b) consolidated rental expense for such fiscal period as determined in accordance with GAAP.

     "Consolidated Funded Debt" shall mean at any time of determination, with respect to the Company and its Subsidiaries, the sum, without duplication, of
(a) the aggregate amount of Debt (including Subordinated Debt) of the Company and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) Capitalized Leases, (iv) Rental Obligations, and (v) the maximum drawing amount of all letters of credit outstanding PLUS (b) Debt of the type referred to in clause (a) of another Person guaranteed by the Company or any of its Subsidiaries.

     "Consolidated Net Income (or Deficit)" shall mean, the consolidated net income (or deficit) of Company and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary items of income or loss.

     "Consolidated Operating Cash Flow" shall mean, with respect to any fiscal period of Company and its Subsidiaries, an amount equal to (i) Consolidated EBITDAR for such fiscal period MINUS (ii) cash income taxes paid or payable in such period, excluding cash income taxes with respect to the Company's fiscal year 2006 income paid by the Company in the 2007 fiscal year, in an amount not exceeding $10,000,000 in the aggregate, all as determined in accordance with GAAP."

     "Consolidated Senior Debt" shall mean, at any time of determination, with respect to Company and its Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Debt (excluding Subordinated Debt) of Company and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) Capitalized Leases, (iv) Rental Obligations, and (v) the maximum drawing amount of all letters of credit outstanding PLUS (b) Debt of the type referred to in clause (a) of another Person guaranteed by Company or any of its Subsidiaries.

     "Consolidated Tangible Net Worth" shall mean the excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

     (a) the total book value of all assets of Company and its Subsidiaries properly classified as intangible assets under GAAP, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof (for purposes of this definition, the purchase price of new containers acquired in arm's-length purchases from third parties shall be deemed to equal the fair market value thereof), trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

     (b) all amounts representing any write-up in the book value of any assets of Company or its Subsidiaries resulting from a revaluation thereof subsequent to June 30, 1991, excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52; plus

     (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable.

     "Consolidated Total Assets" shall mean all assets of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Debt Service" shall mean, with respect to Company and its Subsidiaries as of any Computation Date, for the period specified in the applicable covenant ending on such Computation Date (the "Test Period"), the sum, without duplication, of (a) any and all repayments or prepayments of principal (excluding past prepayments of the Existing Interpool Subordinated Debt and the prepayment of the Existing Interpool Subordinated Debt contemplated by Section 9.8 of the Bank Credit Agreement), made during the fiscal period to which such Computation Date relates in respect of Debt that becomes due and payable or that are to become due and payable during such fiscal period pursuant to any agreement or instrument to which Company or any of its Subsidiaries is a party relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business),
(iii) in respect of any Synthetic Leases or Capitalized Leases, (iv) in respect of any reimbursement obligations in respect of letters of credit due and payable during such period, and (v) Debt of the type referred to above of another Person guaranteed by Company or any of its Subsidiaries plus (b) Consolidated Total Interest Expense paid or payable in cash during such Computation Period, plus
(c) one tenth (1/10) of the average daily outstanding amount of the Revolving Credit Loans during such fiscal period, plus (d) consolidated rental expense for such period as determined in accordance with GAAP. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

     "Consolidated Total Interest Expense" shall mean for any period, the aggregate amount of interest required to be paid or accrued by Company and its Subsidiaries during such period on all Debt of Company and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, provided that with respect to the Subordinated Debt payable to Interpool, all interest payment in cash in any period shall be included in Consolidated Total Interest Expense for such period.

     "Consolidated Total Liabilities" shall mean all of the liabilities of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and, without duplication, all Debts of Company and its Subsidiaries, whether or not so classified.

     "Containers" shall mean the marine and intermodal cargo containers either owned or leased by the Company and employed by the Company in the conduct of its business, including, without limitation, refrigerated, dry van, tank, open top and flat rack containers and refrigeration units and generator sets associated therewith, BUT EXCLUDING any chassis for such containers.

     "Contractual Obligation" shall mean, as applied to any Person, any provision of any security agreement entered into by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which that Person is a party or by which it or any of its owned Assets is bound or to which it or any of its owned Assets is subject.

     "Conversion Price" shall have the meaning set forth in Section 3.1.

     "Convertible Securities" shall have the meaning set forth in Section 3.5.

     "Debt" shall mean, as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

          (a) every obligation of such Person for money borrowed,

          (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

          (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

          (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

          (e) every obligation of such Person under any Capitalized Lease,

          (f) every obligation of such Person under any Synthetic Lease,

          (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "RECEIVABLES"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

          (h) every obligation of such Person (an "EQUITY RELATED PURCHASE OBLIGATION") to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

          (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "DERIVATIVE CONTRACT"),

          (j) every obligation in respect of Debt of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Debt provide that such Person is not liable therefor and such terms are enforceable under applicable law,

          (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses
     (a) through (j) (the "PRIMARY OBLIGATION") of another Person (the "PRIMARY OBLIGOR"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation, and

          (l) all Rental Obligations of such Person.

The "AMOUNT" or "PRINCIPAL AMOUNT" of any Debt at any time of determination represented by (i) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (ii) any Capitalized Lease shall be the principal component of the aggregate of the rental obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (iii) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than Company or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (iv) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (v) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (vi) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price, and (vii) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Debt Coverage Ratio" shall have the meaning given said term in Section 6.1(b).

     "Direct Finance Leases" shall mean leases pursuant to which Company leases containers to a lessee and (a) the terms of such lease provide that title to such containers will pass to such lessee at the end of the lease term automatically or at the option of the lessee for no additional consideration or for nominal additional consideration, or upon terms with substantially similar economic effect and (b) the interest component of the proceeds of such lease are booked on Company's financial statements as "Income from Direct Finance Leases."

     "Dollars" or "$" shall mean United States of America dollars or such coin or currency of the United States of America as at the time of payment shall be legal lender for the payment of public and private debts in the United States of America.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" shall have the meaning set forth in Article VII.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended or supplemented from time to time, and any successor statute, and any and all rules and regulations issued or promulgated in connection therewith.

     "Existing Interpool Subordinated Debt" shall mean the Debt of the Company to Interpool in the original principal amount of $33,650,000, and evidenced by the Existing Subordinated Note Purchase Agreement and the promissory notes issued pursuant thereto, which Debt is intended to be paid in full promptly following the Closing Date.

     "Existing Credit Agreement" shall mean that certain Revolving Credit Agreement, dated as of April 28, 2005 by and among the Company, the lenders party thereto and Bank of America, as administrative agent for the lenders.

     "Existing Letters of Credit" shall mean those letters of credit issued for the account of the Company under the Existing Credit Agreement and set forth on
SCHEDULE 1.1 to the Existing Credit Agreement.

     "Existing Subordinated Note Purchase Agreement" shall mean that certain Note Purchase Agreement, dated as of April 30, 1998, between the Company and Interpool, as amended by that certain Amendment No. 1, dated as of April 28, 2000, that certain Amendment No. 2, dated as of March 15, 2002, that certain Amendment No. 3, dated as of June 27, 2002, that certain Amendment No. 4, dated as of February 25, 2003.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect on the date of this Agreement; PROVIDED, HOWEVER, that all financial statements to be furnished to Interpool after the Closing Date shall utilize such generally accepted accounting principles in effect at the time of preparation.

     "Governmental Agency" shall mean any agency, department, board, commission, district or other public organ, whether federal, state, local or foreign.

     "Guarantors" shall mean collectively, each of (a) Container Applications International (U.K.) Limited, a United Kingdom corporation, (b) Container Applications (Malaysia) SDN BHD, a Malaysian corporation, (c) Container Applications International Corporation, a Japanese corporation, (d) Sky Container Trading Limited, a limited company formed under the laws of England and Wales, (e) Sky Domestic Container Leasing Limited, a limited company formed under the laws of England and Wales and (f) each Subsidiary of the Company which is required to become a Guarantor pursuant to Section 8.16 of the Bank Credit Agreement.

     "Guaranty" shall mean the Guaranty, dated or to be dated as of the Closing Date, made by each Guarantor in favor of the Lenders. pursuant to which such Guarantor guarantees to the Lenders the payment and performance of the Obligations.

     "Indemnified Liabilities" shall have the meaning set forth in Section 10.2.

     "Indemnitee" shall have the meaning set forth in Section 10.2.

     "Intangible Assets" shall mean that portion of the book value of any Person's Assets which would be treated as intangibles under GAAP, including, to the extent so treated, all items such as goodwill, trademarks, trade names, brands, trade secrets, customer lists, computer software, copyrights, patents, licenses, franchise conversion rights, and rights with respect to any of the foregoing, and all unamortized debt discount and expenses.

     "Interest Rate Protection Obligations" shall mean, with respect to any Person, any obligations of such Person under any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, or any other similar agreements with respect to interest payable on Debt.

     "Interpool" shall have the meaning set forth in the introduction to this Agreement.

     "Investment" shall mean, all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Debt of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Debt), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Debt constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     "Investor Rights Agreement" shall mean the agreement to be entered into simultaneous to the execution of this Agreement between Company and Interpool pursuant to which such parties, and in certain instances other Noteholders, shall have certain (a) rights including the right to require registration of shares of Common Stock acquired by them pursuant to the conversion right set forth in this Agreement, (b) preemptive rights, (c) rights to receive information and (d) rights to seats on the Board of Directors of Company.

     "L/C Issuer" shall mean (i) Bank of America, N.A. in its capacity as issuer of Letters of Credit under the Bank Credit Agreement, or any successor issuer of Letters of Credit under the Bank Credit Agreement and (ii) with respect to Existing Letters of Credit, Bank of America, N.A. in its capacity as issuer of the Existing Letters of Credit.

     "Lenders" shall mean Bank of America, N.A. and the other lending institutions listed on SCHEDULE 1 of the Bank Credit Agreement and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to Section 15 of the Bank Credit Agreement, and, as the context requires, includes the Swing Line Lender and the L/C Issuer. For the avoidance of doubt, the term "Lenders" includes the Revolving Credit Lenders and the Term Loan Lenders.

     "Letter of Credit" shall have the meaning given said term in Section 4.1.1 of the Bank Credit Agreement.

     "Leverage Ratio" shall mean, at any time, the ratio of (a) Consolidated Funded Debt to (b) Consolidated EBITDAR.

     "Lien" shall mean any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any Capitalized Lease, and any agreement to give any security interest).

     "Management Agreement" shall mean the Management Agreement between Company and Interpool dated October 1, 2006.

     "Maturity Date" shall mean October 30, 2010.

     "Note" shall mean a convertible subordinated secured promissory note issued hereunder, substantially in the form of Exhibit A attached hereto, with appropriate insertions, executed by Company and any other note or notes issued in connection with the assignment or conversion thereof.

     "Noteholder(s)" shall mean Interpool and/or any permitted assignees or transferees of the Note.

     "Obligations" shall have the meaning given said term in the Bank Credit Agreement.

     "Operating Lease" shall mean, as applied to any Person, any lease of any Asset which is not a Capitalized Lease, other than any such lease under which such Person is the lessor.

     "Permitted Liens" shall mean: (i) liens in favor of Company on all or part of the assets of Subsidiaries of Company securing indebtedness owing by Subsidiaries of Company to Company; (ii) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue; (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations; (iv) liens on properties in respect of judgments or awards, the Debt with respect to which is permitted by
Section 9.1(c) of the Bank Credit Agreement; (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue; (vi) encumbrances on real estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which Company or a Subsidiary of Company is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of Company and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of Company individually or of Company and its Subsidiaries on a consolidated basis; (vii) liens listed on Schedule 9.2 to the Bank Credit Agreement; (viii) security interests in or mortgages on real or personal property acquired or leased after the effective date of the Bank Credit Agreement to secure Debt of the type and amount permitted by Section 9.1(f) or Section 9.1(g) of the Bank Credit Agreement, and proceeds thereof (including without limitation leases, accounts receivable, instruments and documents) which security interests or mortgages cover only the real or personal property so acquired or leased; (ix) liens on assets and property of Company in favor of Purchaser; (x) liens in favor of the Banks and the agent therefor under the Loan Documents (as defined in the Bank Credit Agreement); (xi) liens consisting of the interest of lessees under leases of containers where Company is lessor; (xii) liens on the property listed on
Schedule 9.2 to the Bank Credit Agreement which are granted to secure any refinancing or renewal of Debt permitted under Section 9.1 which refinancing or renewal is permitted under Section 9.1(h) of the Bank Credit Agreement (subject to all the provisos contained therein) provided, that (a) such liens encumber the same property (and no additional assets or property of Company) as secured the Debt that was so refinanced or renewed and (b) the aggregate amount of Debt secured by such property has not increased as a result of such refinancing or renewal; and (xiii) the interests of lessors in property leased to Company or a Subsidiary of Company under Section 9.1(f) or 9.1(g) of the Bank Credit Agreement.

     "Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies' trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     "Quarterly Payment Date" shall mean the date which numerically corresponds to the Closing Date in every third month after the Closing Date or, if such day is not a Business Day, the next Business Day.

     "Rate" shall mean 7.87% for the first six months, which rate shall be increased by 100 basis points each six months thereafter until paid in full.

     "Redemption Agreement" shall mean the agreement between Company and Interpool dated October 1, 2006 regarding the redemption of the interests in Company held by Interpool pursuant to which this Agreement is being entered into.

     "Reduced Price Shares" shall have the meaning set forth in Section 3.5.

     "Rental Obligations" shall mean all present or future obligations of Company or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (a) obligations that can be terminated by the giving of notice without liability to Company or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination,
(b) obligations under rental agreements relating to equipment other than Containers having an aggregate value of less than $1,000,000 for all such agreements, and (c) obligations in respect of Capitalized Leases. For purposes of this Agreement, the aggregate amount of Rental Obligations of any Person shall be, as at any date of determination, at an amount equal to the net present value, calculated at a discount rate of nine percent (9%) per annum, of the future Rental Obligations of such Person.

     "Representative" shall mean any trustee, fiduciary, agent, or representative of any issue of Debt.

     "Required Noteholders" shall mean Noteholders holding an aggregate principal amount at least equal to 66-2/3% of the aggregate principal amount of Notes then outstanding.

     "Reserved Shares" shall have the meaning set forth in Section 3.5.

     "Revolving Credit Lender" shall mean each Lender with a Commitment or, following termination of the Commitments, which has Revolving Credit Loans outstanding or participations in an outstanding Letter of Credit or Swing Line Loan and any other Person who becomes an assignee of rights and obligations of a Revolving Credit Lender.

     "Revolving Credit Loans" shall mean the revolving credit loans made or to be made by the Revolving Credit Lenders to the Company pursuant to Section 2 of the Bank Credit Agreement.

     "Rights" shall have the meaning set forth in Section 3.5.

     "Security Agreement" shall mean the security agreement dated as of October 1, 2006, as it may be amended from time to time, between Company and Interpool.

     "Senior Debt" shall mean the principal of and premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state or federal bankruptcy laws) on all obligations of every nature of Company from time to time owed to Banks under the Bank Credit Agreement, including principal of and interest on, and all fees related to, any revolving loans, term loans and all reimbursement obligations and fees in respect of letters of credit (or any combination thereof made pursuant to the Bank Credit Agreement), all costs and expenses reimbursable thereunder, and all reimbursement and other obligations owed by Company with respect to Interest Rate Protection Obligations and any Cash Management Agreements incurred to satisfy the requirements of the Bank Credit Agreement or otherwise, whether outstanding on the date hereof or hereafter created, incurred, or assumed and any other Debt of Company incurred solely to fund the Transaction (including any Debt incurred after the Closing where the net proceeds are used solely to repay at least 25% of the principal amount of the Note).

     "Staff Loan Program" shall mean a program administered by Company pursuant to which Company makes loans to employees, provided that the aggregate amount of loans outstanding at any time under such program shall not exceed $2,000,000 plus the amount of interest on any such loans added to principal and shall be used solely for the purpose of enabling employees to purchase preferred stock.

     "Subordinated Debt" shall have the meaning given said term in the Bank Credit Agreement.

     "Subordination and Intercreditor Agreement" shall mean the Second Amended Subordination and Intercreditor Agreement dated as of September 29, 2006 between Company, Interpool and Bank of America, N.A., as agent.

     "Subsidiary" shall mean, with respect to any Person: (a) any corporation in which such Person, directly or indirectly through its Subsidiaries, owns more than fifty percent (50%) of the stock of any class or classes having by the terms thereof the ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency); and (b) any partnership, association, joint venture, or other entity in which such Person directly or indirectly through its Subsidiaries, has more than a fifty percent (50%) equity interest at the time.

     "Swing Line Loan" shall have the meaning given said term in Section 2.10.1 of the Bank Credit Agreement.

     "Swing Line Lender" shall mean Bank of America, N.A. in its capacity as provider of Swing Line Loans, or any successor swing line lender pursuant to the Bank Credit Agreement.

     "Synthetic Lease" shall mean any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

     "Taxes" shall mean any tax based upon or measured by net or gross income, gross receipts, sales, use, ad valorem, transfer, franchise, withholding, payroll, employment. excise, occupation, premium or property taxes, or conduct of business, together with any interest and penalties, additions to tax and additional amounts imposed by any federal, state, local, or foreign taxing authority upon any Person.

     "Term Loan" shall mean the term loan made by the Term Loan Lenders to the Company pursuant to Section 2 of the Bank Credit Agreement.

     "Term Loan Lender" shall mean each Lender that holds a portion of the outstanding Term Loan and any other Person who becomes an assignee of the rights and obligations of a Term Loan Lender.

     "Test Period" shall have the meaning set forth in the definition of "Consolidated Total Debt Service."

     "Third-Party Action" shall mean any consent, waiver, release, approval, license or other authorization of, or notice to, or filing with, any other Person, whether or not a Governmental Agency, and the expiration of any associated mandatory waiting period.

     "Transaction" shall mean the actions which are the subject of this Agreement.

     "Unmatured Event of Default" shall mean an event, act, or occurrence which, with the giving of notice or passage of time, would become an Event of Default.

     1.2 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, and to the part include the whole, the term "including" is not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by Interpool include good faith estimates (in case of quantitative determinations) by Interpool and good faith beliefs (in the case of qualitative determinations), as applicable. The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit, and schedule references are to this Agreement unless otherwise specified. Any reference in this Agreement, the Note or any Ancillary Document to the Agreement, the Note or any Ancillary Document includes any and all alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof. Neither this Agreement, nor the Note, nor the Ancillary Documents, nor any uncertainty or ambiguity contained herein or therein, shall be construed or resolved against Company or Interpool, whether under any rule of construction or otherwise. On the contrary, this Agreement, the Note, and the Ancillary Documents have been reviewed by Company, Interpool, and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes of Company and Interpool.

     1.3 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, including (subject to the definition of GAAP contained herein) applicable statements, bulletins, and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations, and statements issued by the American Institute of Certified Public Accountants or its committees. When used herein, the term "financial statements" shall include the notes and schedules thereto.

                                   ARTICLE II
                                    THE NOTE

     2.1 AUTHORIZATION AND ISSUANCE OF THE NOTE. Company has authorized the issuance of the Note in the aggregate principal amount of Thirty Seven Million Five Hundred Thousand Dollars ($37,500,000).

     2.2 ISSUANCE OF NOTE. Subject to the terms and conditions of this Agreement, on the Closing Date Company shall issue to Interpool and Interpool shall acquire from Company the Note in satisfaction of the obligations of Company to issue such Note pursuant to the Redemption Agreement on the Closing Date to Interpool.

     2.3 TIME AND PLACE OF PAYMENTS; INTEREST RATE; PAYMENT OF PRINCIPAL AND INTEREST UNDER THE NOTE.

     (a) Any payment to be made hereunder or under the Note shall be made not later than 2:00 p.m., New York time, on the date of payment to the bank accounts designated after the signature of Purchaser hereto and shall be made by wire transfer of immediately available Dollars to such designated bank accounts, marked for attention as indicated, or in any other manner or any other place within or the continental limits of the United States of America as may be directed, in writing, by Purchaser. Payments and prepayments of principal or interest with respect to the Note may be evidenced by notations made by Interpool on the schedule annexed to the Note; PROVIDED, HOWEVER, that any failure by Interpool to make any such notation (whether with respect to payments or prepayments of principal or interest) on such schedule shall not in any way affect, impair, or enlarge Company's obligations under this Agreement or the Note.

     (b) The unpaid principal balance of the Note shall bear interest from the Closing Date at the Rate payable in cash in arrears, commencing on the first Quarterly Payment Date immediately following the Closing Date, and continuing on each Quarterly Payment Date thereafter up to and including the Quarterly Payment Date immediately preceding the Maturity Date, and on the Maturity Date.

     (c) Principal shall be due and payable in accordance with Section 2.6.

     2.4 OVERDUE RATE. Any payments of principal or (to the extent permitted by law and both before and after judgment) interest with respect to the Note, the fees payable under this Agreement, or any other amounts not paid when due hereunder or declared due, whether at maturity, by acceleration, by lapse of time, or otherwise, shall bear interest thereafter and without affecting any of the other rights and remedies provided for herein or in the Note, at a rate from and including the due date to but excluding the date on which such amount is paid in full equal to the Overdue Rate. The "Overdue Rate" shall mean a rate equal to 200 basis points per annum above the Rate applicable to the Note from time to time pursuant to the terms hereof.

     2.5 COMPUTATION OF INTEREST. All computations of interest with respect to the Note and all computations of interest due under Section 2.4 for any period shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. Interest shall accrue from and including the Closing Date to and excluding the date of the repayment of all amounts outstanding under the Note.

     2.6 PAYMENT. The principal amount of the Note and all accrued but unpaid interest thereon shall be due on the Maturity Date. Subject to the terms and conditions of the Subordination and Intercreditor Agreement, Company shall have the right, at any time and from time to time, upon ten (10) Business Day's prior written notice to Interpool to prepay, in whole or in part, the principal balance outstanding under the Note. Upon giving such notice, the amount specified in the notice shall become due and payable in full on the specified date. Each partial prepayment under the Note shall be in a minimum aggregate amount of One Million Dollars ($1,000,000) and, thereafter, in integral multiples of One Million Dollars ($1,000,000). Each voluntary or mandatory payment made pursuant to this Section 2.6 shall be by a wire transfer of immediately available Dollars. Any prepayment made pursuant to this Section 2.6 shall be applied, first, to accrued and unpaid interest on the amount prepaid and, then, to principal.

     2.7 HOLIDAYS. Any payments which would otherwise become due on a day other than a Business Day shall instead become due on the next succeeding Business Day and such extension shall be reflected in the computation of any payments due hereunder on such adjusted date.

     2.8 SECURITY. Company's obligations under this Agreement and the Note shall be secured by the Security Agreement, which shall create a security interest in and lien on all Containers of Company now owned or hereafter acquired (other than the Containers described as Excluded Assets on Schedule A of the Security Agreement) and all other assets of Company, subject only to the security interest and liens under the Senior Debt to the extent provided therein .

     2.9 TAX WITHHOLDING. Each Noteholder that is not incorporated under the laws of the United States of America or a state thereof agrees that it will certify to Company that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes or authorize Company, and Company hereby agrees, to withhold taxes and make tax payments on such Noteholder's behalf as required by applicable law and promptly provide to such Noteholder a certificate of payment of such withholding taxes.


                                   ARTICLE III
                                   CONVERSION

     3.1. CONVERSION RIGHT. (a) The Notes held by a Noteholder shall be convertible at the option of such Noteholder at any time following the second anniversary of the Closing Date, into fully paid and non-assessable shares of Common Stock at a conversion price per share of Common Stock as established pursuant to paragraph (b) of this Section 3.1, subject to adjustment pursuant to
Section 3.5 below (as the same may be so adjusted from time to time, the "Conversion Price"). The shares of Common Stock deliverable upon conversion of a Note shall be Common Stock as constituted at the date of conversion.

     (b) The Conversion Price shall be the price established in accordance with the following provisions:

          (i) at any time prior to the fifteenth (15th) business day after the closing of an initial public offering by the Company, the Conversion Price shall be $3,075.40 per share of Common Stock, subject to any adjustments made pursuant to Section 3.5 below; provided, however, if the Noteholder requests in writing at or prior to the time of such conversion that a valuation of the Company be obtained, the Company shall engage a qualified investment banking or valuation firm selected by mutual agreement of the Company and the Noteholder (or selected by arbitation in accordance with the procedures of the American Arbitration Association, if the Company and the Noteholder cannot agree upon such firm within 20 days of the Noteholder's request for a valuation) (the "Valuation Firm") to determine the then-current fair market value of the Company and to issue a written report with respect thereto, and if such written report states that such fair market value of the Company is less than $120 million, the Conversion Price shall be deemed to equal the Conversion Price that would have been in effect if such valuation had not been requested, multiplied by a fraction, the numerator of which is the fair market value as determined by the Valuation Firm, and the denominator of which is $120 million.

          (ii) at any time on or after the fifteenth (15th) business day after the closing of an initial public offering by the Company, the Conversion Price shall be $2,321.180 per share of Common Stock, subject to any adjustments made pursuant to Section 3.5 below; provided, however, if the Noteholder requests in writing at or prior to the time of such conversion that a valuation of the Company be obtained, the Company shall engage a Valuation Firm to determine the then-current fair market value of the Company and to issue a written report with respect thereto, and if such written report states that such fair market value of the Company is less than $100 million, the Conversion Price shall be deemed to equal the Conversion Price that would have been in effect if such valuation had not been requested, multiplied by a fraction, the numerator of which is the fair market value as determined by the Valuation Firm, and the denominator of which is $100 million.

     3.2 PROCEDURE FOR CONVERSION.

     (a) A Noteholder shall provide the Company with ten (10) days irrevocable notice of its intent to convert. If the Company does not prepay the Note during such notice period, the Noteholder shall exercise its right to convert by surrendering its Note at the office of Company (or such office or agency of Company as it may designate) duly endorsed to Company or in blank, or accompanied by proper instruments of transfer to Company or in blank, accompanied by written notice to Company that the Noteholder elects so to convert its Note into shares of Common Stock in accordance with the provisions of this Article 3. The notice shall specify the principal amount of the Note to be converted and the name or names in which the Noteholder wishes the certificate or certificates for Common Stock to be issued. Every such notice of election to convert shall be effective on the date received by Company and shall constitute a contract between the Noteholder and Company, whereby the Noteholder shall be deemed to subscribe for the amount of Common Stock which it shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Note to the extent of the principal amount to be converted and to release Company from all liability thereunder (except to deliver the shares deliverable upon conversion), and thereby Company shall be deemed to agree that the extinguishment of liability (except as aforesaid), shall constitute full payment of such subscription for Common Stock to be delivered upon such conversion.

     (b) Company shall as soon as practicable after such deposit accompanied by the written notice and the statement above prescribed deliver at the office of Company to the converting Noteholder or to its nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which such Noteholder shall be entitled, together with a cash adjustment of any fraction of a share as hereinafter provided, if not evenly convertible, and, if less then the entire principal amount of a Note is converted, a new Note for the principal amount note so converted, dated as of the last preceding date to which interest shall have been paid. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of a Note and at the Conversion Price in effect at the date of such surrender; and the person or persons entitled to receive the Common Stock deliverable upon conversion of a Note shall be treated for all purposes as the record holder or holders of such Common Stock on such date. Company shall not be required to convert a Note or any portion hereof while the stock transfer books of Company are closed for any purpose; but the surrender of a Note for conversion during any period while such books are so closed shall become effective for conversion immediately upon reopening of such books, as if the conversion had been made on the date a Note were surrendered, and at the Conversion Price in effect at the date of such surrender.

     3.3. RESERVATION OF SHARES. Company shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of any Notes such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of the outstanding Notes. Company shall from time to time, in accordance with the laws of the State of Nevada, increase the authorized number of shares of its Common Stock if at any time the number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion in full of a Note.

     3.4 TAXES. Company will pay any and all issue or other similar taxes that may be payable in respect of any issue of shares of Common Stock on conversion of a Note pursuant hereto. Company shall not, however, be required to pay any income tax (or other tax based on net income), or any taxes which may be payable in respect of any transfer involved in the issue of Common Stock in a name other than that of the Noteholders and no such issue or delivery shall be made unless and until the person requesting such issue has paid to Company the amount of such tax, or has established, to the satisfaction of Company, that such tax has been paid.

     3.5. ADJUSTMENTS. The Conversion Price shall be subject to the following adjustments:

          (i) If, at any time and from time to time after the date hereof, Company shall issue or sell any shares of Common Stock other than the "Reserved Shares" (as defined in subsection (ii)(F) below), including by way of dividend, without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issue or sale of such additional shares (the "Reduced Price Shares"), the Conversion Price in effect immediately prior to such issue or sale shall be reduced to an amount equal to the quotient determined by dividing:

          (A) An amount equal to the sum of (x) the product of the total number of shares of Common Stock and convertible Preferred Stock (with shares of Preferred Stock being counted on an "as converted" basis) outstanding immediately prior to the date of such issue or sale of such additional shares, multiplied by the Conversion Price in effect immediately prior to such issue or sale, PLUS (y) the aggregate consideration, if any, received by Company upon such issue or sale; by

          (B) The product of the total number of shares of Common Stock and convertible Preferred Stock (with shares of Preferred Stock being counted on an "as converted" basis) outstanding immediately after such issue or sale, multiplied by the Conversion Price in effect immediately prior to such issue or sale;

     PROVIDED, HOWEVER, that if the event triggering such adjustment shall have occurred within the 12 months following the Closing Date, the Conversion Price shall be adjusted to be equal to the lowest price at which the Reduced Price Shares were issued or sold irrespective of the number of Reduced Price Shares sold or issued.

          (ii) For purposes of subparagraph (i) above, the following provisions shall also be applicable:

          (A) In the case of (x) the issue or sale of additional shares of Common Stock for cash, the consideration received by Company therefor shall be deemed to be the amount of cash received by Company or (y) the issue or sale of additional shares of Common Stock for a consideration other than cash, the amount of the consideration other than cash shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of Company, in either case without deduction therefrom of any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith. In case any shares of Common Stock or "Convertible Securities" or any "Rights" (as defined in subsection (B)) to purchase Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into Company, the amount of consideration therefor shall be deemed to be the fair value of the assets of such merged corporation as determined by the Board of Directors of Company after deduction therefrom of all cash and other consideration (if any) paid by Company in connection with such merger.

          (B) If, at any time and from time to time after the date hereof, Company shall issue or grant any rights, warrants or options (collectively, the "RIGHTS") to subscribe for or to purchase Common Stock, or any indebtedness or shares of stock convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being called "Convertible Securities"), whether or not such Rights or the right to convert or exchange any such Convertible Securities are immediately exercisable, and if the price per share for which Common Stock is issuable upon the exercise of such Rights or upon conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by Company as consideration for the granting of such Rights plus the minimum aggregate amount of additional consideration payable to Company upon the exercise of such Rights, plus, in the case of any such Rights exercisable for Convertible Securities the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange hereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Rights or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Rights) shall be less than the Conversion Price in effect immediately prior to the time of issue or grant of such Rights, then, the total maximum number of shares of Common Stock issuable upon the exercise of such Rights or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Rights shall (as of the date of granting of such Rights) be deemed to be issued and outstanding and to have been issued for such price per share.

          (C) If, at any time and from time to time after the date hereof, Company shall issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to Company upon the conversion or exchange hereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share.

          (D) In the case of the issuance of shares of Common Stock or Convertible Securities as a stock dividend the aggregate number of shares of Common Stock or Convertible Securities issued in payment of such dividend shall be deemed to have been issued at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend and shall be deemed to have been issued without consideration, provided that the proviso to Section 3.5(i) (pertaining to the availability of "full ratchet" anti-dilution adjustments during the first 12 months following the Closing) shall not apply to issuances under this Section 3.5(ii)(D).

          (E) The number of shares of Common Stock at any time outstanding shall exclude all shares then owned or held by or for the account of Company.

          (F) The term "Reserved Shares" shall mean the shares of Common Stock of Company which are reserved for issuance pursuant to the transactions described in Section 3.6 of this Agreement.

          (G) For the purposes of this Section 3.5 the term "Common Stock" shall mean (i) the class of stock designated as the common stock of Company at the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of change in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to this Section 3.5, a Noteholder shall become entitled to receive any shares of Company other than shares of its Common Stock upon conversion of a Note, thereafter the number of such other shares so receivable upon such conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 3.5 and all other provisions hereof with respect to Common Stock shall apply in like terms to any other shares.

          (H) For the purposes of this Section 3.5 the term "Preferred Stock" shall mean (i) the class of stock designated as the preferred stock of Company at the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such preferred stock.

          (iii) If at any time, and from time to time after the date hereof, shares of Common Stock shall be subdivided into a greater number of shares of Common Stock other than on account of or as a result of a dividend, the Conversion Price in effect immediately prior to such subdivision shall, simultaneously with the effectiveness of such subdivision, be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

          (iv) If the Company shall make any distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend, or other than as a dividend payable out of earnings or retained earnings the Noteholders shall, upon the conversion of a Note after the record date for such distribution or, in the absence of a record date, after the date of such distribution receive, in addition to the shares covered by such exercise the amount of such assets (or, at the option of Company, a sum equal to the value hereof at the time of distribution as determined by the Board of Directors in good faith) which would have been distributed to the Noteholders if it had converted a Note immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

          (v) Whenever the Conversion Price shall be adjusted pursuant to the provisions of this Section 3.5, Company shall forthwith mail to the Noteholders a statement specifying the revised Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the conversion of a Note and setting forth in reasonable detail the method of calculation of such adjustment and the facts upon which such calculation is based.

          (vi) In case at any time after the Conversion Right is in effect:

          (A) Company shall pay any dividends payable in stock upon its Common Stock or make any distributions (other than regular cash dividends) to the holders of its Common Stock;

          (B) Company shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of stock of any class or other rights;

          (C) there shall be any capital reorganization, or reclassification of the capital stock of Company, or consolidation or merger of Company with another corporation, where (after giving effect to the consolidation or merger) the holders of the capital stock of the Company immediately prior to such consolidation or merger own less than 50% of the capital stock of the consolidated or merged company, or sale of all or substantially all of its assets to, another corporation; or

          (D) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of Company;

     then, in any one or more of such cases, Company shall give written notice to the Noteholders of the date on which (i) the books of Company shall close or a record shall be taken for such dividend, distribution, or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such notice shall be given at least twenty (20) days prior to the record date or the date on which Company's transfer books are closed in respect thereto. Failure to give such notice, or any defect therein, shall not affect the legality of any of the matters set forth in this subparagraph (vi).

          (vii) If the purchase price provided for in any Right referred to in
     Section 3.5(ii)(B), or the rate at which any Convertible Securities referred to in Section 3.5(ii)(C) are convertible into or exchangeable for Common Stock, shall change or a different purchase price or rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution), then, upon such change becoming effective, the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have obtained had the adjustments made upon the granting or issuance of such Rights or Convertible Securities been made upon the basis of (l) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such Rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (2) the granting or issuance at the time of such change of any such Rights or Convertible Securities then still outstanding for the consideration, if any, received by Company therefor and to be received on the basis of such changed price, but in no event shall the Conversion Price be increased above what it was prior to the original granting or issuance of such Rights or Convertible Securities. On the expiration of any Right referred to in Section 3.5(ii)(B), or on the termination of any right to convert or exchange any Convertible Securities referred to in Section 3.5(ii)(C), the Conversion Price shall forthwith be readjusted to such amount as would have obtained had the adjustment made upon the granting or issuance of such Rights or Convertible Securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such Rights or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any such Right or the rate at which any such Convertible Securities are convertible into or exchangeable for Common Stock, shall change at any time under or by reason of any provision with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Right or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be decreased to such Conversion Price as would have obtained had the adjustments made upon the issuance of such Right or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

          (viii) Notwithstanding anything contained herein to the contrary, no adjustment in the Conversion Price shall be made if the amount of such adjustment shall be less than 1% of such price, but in such case any adjustment that would otherwise be required then to be made shall be made at the time of, and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than 1% of the Conversion Price.

          (ix) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of Notes or any portion hereof. If the conversion of a Note or any portion hereof results in a fraction, an amount equal to such fraction multiplied by the Conversion Price of the Common Stock on the day of conversion shall be paid to such Noteholders in cash by Company.

          (x) If any capital reorganization, reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation or sale of all or substantially all of its assets, to another corporation shall be affected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Noteholders shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of Company immediately theretofore issuable upon the conversion of a Note such shares of stock, securities and assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore issuable upon the conversion of a Note had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Noteholders to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities and assets thereafter deliverable upon the conversion of a Note. Company shall not effect any such consolidation, merger or sale unless at the time of or prior to such transaction the purchasing or successor corporation or other entity (if other than Company) shall expressly assume all of the liabilities and obligations of Company hereunder.

     3.6 NO ADJUSTMENTS. Anything hereinabove to the contrary notwithstanding, no adjustment to the Conversion Price shall be made pursuant to Section 3.5 upon:

          (i) The issuance or sale by Company of any shares of Common Stock or rights, options, warrants or convertible securities (or options to purchase convertible securities) pursuant to the exercise or conversion of presently outstanding warrants, options, rights and convertible securities;

          (ii) The issuance or sale of securities pursuant to the exercise of rights, options or warrants or conversion or exchange of convertible securities hereafter issued for which an adjustment has been made (or was not required to be made) pursuant to the provisions of Section 3.5 hereof;

          (iii) The increase in the number of shares of Common Stock subject to any rights, options, warrant or convertible security referred to in subparagraph (i) hereof pursuant to the provisions of such right, option, warrant or convertible security designed to protect against dilution; and

          (iv) For issuance of Common Stock in a transaction where the proceeds of the issuance are used to pay all principal and interest then outstanding on the Notes.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     In order to induce Interpool to enter into this Agreement, Company represents and warrants as of the date hereof that:

     4.1 DUE ORGANIZATION. Company is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada and is duly qualified to conduct business as a foreign corporation in all jurisdictions where its failure to do so would have a material adverse effect on its business, operations, Assets, prospects, or condition (financial or other).

     4.2 ORGANIZATION, STANDING, AND QUALIFICATION. Company (a) was formed under the laws of, and is currently in good standing, in the state of Nevada; (b) its only equity is (i) the Common Stock of which 200,000 shares are authorized and 25,200 shares will be outstanding after the transactions which are the subject of the Redemption Agreement have been effected, and (ii) the Preferred Stock of which 2,652 shares are authorized and 1726 shares are outstanding, all of which outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and held by the stockholders of Company; and (c) Company has an adequate number of authorized but unissued shares of Common Stock for issuance upon any exercise of the conversion rights set forth in Article III.

     4.3 REQUISITE POWER. Company has all requisite corporate power to execute and deliver this Agreement, the Note, and the Ancillary Documents to which it is a party and to issue the Note as provided for in this Agreement. Company has full power and authority to own, lease and operate its Assets and to carry on the business in which it is engaged. Company and each of its Subsidiaries have all governmental licenses, authorizations, consents, and approvals necessary to own and operate their respective Assets and to carry on their respective businesses as now conducted and as proposed to be conducted, other than licenses, authorizations, consents, and approvals which are not currently required or the failure to obtain which would not have a material adverse effect on the business, operations, Assets, prospects, or condition (financial or other) of Company and its Subsidiaries, taken as a whole. The execution, delivery, and performance of this Agreement, the Note and the Ancillary Documents to which Company is a party have been duly authorized by Company's board of directors and all necessary corporate action in respect thereof has been taken, and the execution, delivery, and performance thereof do not require any consent or approval of the stockholders of Company or any third Person which has not been obtained.

     4.4 BINDING AGREEMENTS. This Agreement has been duly executed and delivered by Company and constitutes, and the note and the Ancillary Documents, when executed and delivered by Company, will constitute, the legal, valid, and binding obligations of Company, enforceable against Company in accordance with its or their, as applicable, terms, except as the enforceability hereof or thereof may be affected by: (a) bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally; (b) the limitation of certain remedies by certain equitable principles of general applicability; and (c) the fact that the rights to indemnification thereunder may be limited by applicable laws (including federal or state securities laws).

     4.5 OTHER AGREEMENTS. The execution, delivery, and performance by Company of this Agreement, the Note, and the Ancillary Documents do not and will not:
(a) violate (i) any provision of any material law, rule, or regulation of any jurisdiction binding on Company or any of its Subsidiaries; (ii) any material order of any Governmental Agency, court, arbitration board, or tribunal binding on Company or any of its Subsidiaries; or (iii) the certificate of incorporation or bylaws of Company or any of its Subsidiaries; or (b) result in the breach of, constitute (with the giving of notice or the lapse of time) a default under, contravene any provisions of, or result in the creation of any Lien (other than a Permitted Lien) upon any of the Assets owned by Company or any of its Subsidiaries pursuant to, or result in acceleration or right of acceleration of any obligations under, any Contractual Obligation of Company or any of its Subsidiaries.

     4.6 LITIGATION; ADVERSE FACTS. There is no action, suit, proceeding, or arbitration at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened by or against or affecting, Company or any of its Subsidiaries which could reasonably be expected to result in any material adverse change in the business, operations, Assets, prospects, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or could reasonably be expected to materially adversely affect Company's ability to perform its obligations hereunder, under the Notes or the Ancillary Documents. Neither Company nor any of its Subsidiaries is: (a) in violation of any applicable law in a manner which could reasonably be expected to materially adversely affect the business, operations, Assets, prospects, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole; or (b) subject to or in default with respect to any final judgment, writ, injunction, decree, rule, or regulation of any court or of any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, in a manner which could reasonably be expected to have a material adverse effect on the business, operations, Assets, prospects, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole. There is no action, suit, proceeding or, to the best of Company's knowledge or belief, investigation pending or, to the best of Company's knowledge or belief, threatened against or affecting, Company or any of its Subsidiaries, which questions the validity or the enforceability of this Agreement, the Note or the Ancillary Documents.

     4.7 CONSENTS. Other than such as may have previously been obtained, filed, or given, as applicable, no consent, license, permit, approval, or authorization of, exemption by, notice to, report to, or registration, filing, or declaration with, any Governmental Agency or agency or any Person is required in connection with the execution, delivery, and performance by Company of this Agreement, the Note, or the Ancillary Documents to which it is a party.

     4.8 FINANCIAL CONDITION. Company has delivered to Interpool the balance sheets of Company as of December 31, 2005, March 30, 2006 and June 30, 2006 and the related statements of income and changes in financial position for the fiscal year ended December 31, 2005 and the period ended March 30, 2006 and June 30, 2006. Such statements were prepared in accordance with GAAP (subject, in the case of interim financial statements, to normal year-end adjustments) and fairly present the financial position of Company as of and at the respective dates thereof, and the results of operations and changes in financial position of Company for the period then ended.

     4.9 TITLE TO ASSETS; LIENS. Except for Permitted Liens, all of the Assets of Company and its Subsidiaries are free from all Liens of any nature whatsoever.

     4.10 PAYMENT OF TAXES. All tax returns and reports of Company and its Subsidiaries (or all taxpayers with which Company and its Subsidiaries are or have been consolidated or combined with) required to be filed by any of them have been timely filed (inclusive of any permitted extensions), and all Taxes, assessments, fees, amounts required to be withheld and paid to a Governmental Agency or regulatory authority, and other governmental charges upon Company and its Subsidiaries, and upon their respective Assets, incomes, and franchises which are due and payable have been paid, except to the extent that: (a) the failure to file such returns or reports, or pay such Taxes, assessments, fees, and other governmental charges, as applicable, would not be material to the business, operations, Assets, prospects, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole; or (b) other than with respect to Taxes, assessments, fees, or other governmental charges which have become a federal tax Lien on Company's or any of its Subsidiaries' Assets, such Taxes, assessments, charges, or claims are being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and an adequate reserve or other appropriate provision, if any, shall have been made as required in order to be in conformity with GAAP. Company does not know of any proposed, asserted, or assessed tax deficiency against it or any of its Subsidiaries that could reasonably be expected to be material to the business, operations, Assets, prospects, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole.

     4.11 GOVERNMENTAL REGULATION. Neither Company nor any of Company's Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940 or to any statute or regulation limiting its or their ability to incur Debt.

     4.12 SECURITIES ACTIVITIES. Neither Company nor any of Company's Subsidiaries is engaged principally, or as one of its or their principal activities, in the business of extending, or arranging for the extension of, credit for the purpose of "purchasing" or "carrying" any margin stock or securities (within the meaning of Regulations G, T, U, or X of the Federal Reserve Board). No part of the proceeds from the sale of the Note will be used by Company for any purpose other than those set forth in Section 5.6.

     4.13 BANK CREDIT AGREEMENT. Company has delivered to Interpool a full and accurate copy of the Bank Credit Agreement, the Bank Credit Agreement is in full force and effect and Company is not in default under the Bank Credit Agreement.

     4.14 DISCLOSURE. None of the representations or warranties made by Company in this Agreement as of the date of such representations and warranties and none of the statements contained in each exhibit or report or financial information furnished by or on behalf of Company to Interpool in connection with this Agreement contain any untrue statement of a material fact or omit any material fact (known to Company in the case of any document not furnished by it) required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Company (other than matters of a general economic nature) which Company reasonably believes could be expected to materially adversely affect the businesses, operations, Assets, prospects, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates, and statements furnished to Interpool for use in connection with the transactions contemplated hereby. Company has provided to Interpool complete and accurate information (including financial statements and notes thereto and information regarding internal control over financial statements) on a timely basis sufficient for Company to prepare and file accurate reports, and make any other required disclosures, under the Securities Exchange Act of 1934, as amended, during such times as the financial statements of Company had to be reported on a consolidated basis with those of Interpool. Company has no reason to believe that any of the statements or conclusions included in the aforementioned documents, certificates, and statements are not true and correct in all material respects at the time provided. It is understood that no representation or warranty is made by Company concerning any predictions, forecasts, estimates, or any other analyses prepared by or on its or its Subsidiaries' behalf, which are dependent on future events, except that such predictions, forecasts, estimates, and analyses were prepared with reasonable care on the basis of reasonable assumptions.

     4.15 DEBT. Neither Company nor any of its Subsidiaries has any Debt outstanding on the date of this Agreement other than the Debt reflected in the financial statements referred to in Section 4.8, under the Bank Credit Agreement or otherwise permitted under Section 6.1. After the Closing Date, Company and its Subsidiaries will not have any Debt outstanding other than the Debt under the Bank Credit Agreement or permitted under Section 6.1.

     4.16 EXISTING DEFAULTS. Neither Company nor any of its Subsidiaries is in default under any material term of any Contractual Obligation to which it is a party, the effect of which could reasonably be expected to have a material adverse effect on the businesses, operations, Assets, prospects, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole. Neither Company nor any of Company's Subsidiaries is in violation of any law, ordinance, rule, or regulation to which it or any of its Assets is subject, the failure to comply with which could reasonably be expected to have a material adverse effect on the businesses, operations, Assets, prospects, or condition (financial or otherwise) of Company or its Subsidiaries, taken as a whole.

     4.17 NO DEFAULT. No Event of Default or Unmatured Event of Default has occurred and is continuing.

     4.18 SOLVENCY, ETC. After giving effect to the consummation of the transactions contemplated by this Agreement and Interpool documents described in
Section 4.28, Company's Assets, at a fair valuation, will exceed the sum of its debts and Company will be able to pay its debts as they mature and will not have an unreasonably small capital or have remaining Assets unreasonably small in relation to its business or transactions.

     4.19 THIRD-PARTY ACTION. Company requires no Third-Party Action in order to consummate the transaction contemplated by this Agreement and the Ancillary Agreements without thereby causing any breach, acceleration or imposition of a Lien under any contract to which Company is a party or by which Company or its property is bound.

                                    ARTICLE V
                        AFFIRMATIVE COVENANTS OF COMPANY

     Company covenants and agrees that, until payment in full or conversion of the Note, Company shall perform each and all of the following:

     5.1 CORPORATE EXISTENCE. Except for transactions permitted by Section 6.2, Company shall and shall cause each of its Subsidiaries to preserve and keep in full force and effect, at all times, its and their corporate existence and qualifications necessary for the conduct of its business.

     5.2 MAINTENANCE OF ASSETS. Company shall and shall cause each of its Subsidiaries to maintain or cause to be maintained in good repair, working order, and condition all of those Assets useful or necessary to its businesses or the businesses of each of its Subsidiaries or which are used in connection therewith or related thereto, except for: (i) Assets which are lost, stolen or damaged beyond economic repair and with respect to which Company is contractually entitled to be compensated by a lessee or other third party; and
(ii) Assets which in the aggregate are not material to the business or operations of Company, and its Subsidiaries, taken as a whole. From time to time, Company shall make or cause to be made all appropriate repairs, renewals, and replacements thereto and thereof. Notwithstanding the foregoing, Company and its Subsidiaries shall not be required to comply with the requirements of this
Section 5.2 to the extent that compliance therewith would not be economical and the failure to so comply could not reasonably be expected to materially adversely affect the business, operations, Assets, prospects, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole.

     5.3 COMPLIANCE WITH LAWS. Company shall and shall cause each of its Subsidiaries to exercise all due diligence in order to comply in all respects with the requirements of all applicable laws (, rules, regulations, and orders of any Governmental Agency, noncompliance with which could reasonably be expected to materially adversely affect the businesses, Assets, operations, prospects, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole; provided, however, that no such law, rule, regulation, or order of any Governmental Agency need be complied with if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted.

     5.4 SENIOR DEBT. Company will promptly provide (or cause the Representative of the Senior Debt to provide) to all Noteholders all written notices sent to Company from any holder (or Representative) of Senior Debt with respect to the Bank Credit Agreement. Company will also promptly provide to all Noteholders all material written notices sent by Company to any holder (or Representative) of Senior Debt with respect to the Bank Credit Agreement or otherwise relating to such Senior Debt.

     5.5 FURTHER ASSURANCES. At any time or from time to time upon the request of Interpool, Company shall execute and deliver such further documents and do such other acts and things as Interpool may reasonably request in order to effect fully the purpose of this Agreement, the Note, or the Ancillary Documents and to provide for repayment of the principal and interest due under the Note in accordance with the terms of this Agreement and the Note.

     5.6 ACCOUNTING RECORDS AND INSPECTION. Company shall and shall cause each of its Subsidiaries to maintain adequate financial and accounting books and records in accordance with sound business practices and GAAP consistently applied and permit any representative of any Noteholder, at any time during usual business hours, to inspect, audit, and examine such books and records and to make copies and take extracts therefrom, and discuss its and their affairs, financing, and accounts with its or their officers and independent public accountants. Company shall and shall cause each of its Subsidiaries to furnish each Noteholder with any information reasonably requested by it regarding Company's or any of its Subsidiaries' businesses or finances promptly upon such Noteholder's request. Company shall and shall cause each of its Subsidiaries to permit those Persons designated by any Noteholder to visit and inspect any of the assets of company or any of its Subsidiaries, upon notice and as often as may be reasonably requested.

     5.7 FINANCIAL STATEMENTS AND OTHER INFORMATION. Company shall furnish each
Noteholder:

     (a) as soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification and without an expression of uncertainty as to the ability of the Company or any of its Subsidiaries to continue as going concerns, by independent, nationally recognized, certified public accountants, together with a written statement from such accountants to the effect that, in making the examination necessary to said certification, they have obtained no knowledge of any Event of Default, or, if such accountants shall have obtained knowledge of any then existing Event of Default they shall disclose in such statement any such Event of Default; PROVIDED that such accountants shall not be liable for failure to obtain knowledge of any Event of Default;

     (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Company, copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Company's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial position of the Company and its Subsidiaries on the date thereof (subject to year-end adjustments);

     (c) as soon as practicable, but in any event within forty-five (45) days after the end of each month in each fiscal year of the Company, an unaudited monthly consolidated balance sheet and consolidated statement of income of the Company and its Subsidiaries for such month prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial condition of the Company and its Subsidiaries on the date thereof (subject to year-end adjustments);

     (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Company (a "COMPLIANCE CERTIFICATE") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 6.1 and (if applicable) reconciliations to reflect changes in GAAP since December 31, 2005;

     (e) as soon as possible and, in any event, within five (5) calendar days after Company has knowledge, notice of: (i) the occurrence of any Event of Default or any Unmatured Event of Default; or (ii) any default or event of default as defined in any evidence of Debt of Company or any of its Subsidiaries or under any agreement, indenture, or other instrument under which such Debt has been issued or incurred, irrespective of whether such Debt is accelerated or such default waived. In either event, Company shall also supply Interpool with a statement from Company's chief financial officer setting forth the details thereof and the action which Company proposes to take with respect thereto;

     (f) promptly upon becoming aware of any Person's overtly seeking to obtain or overtly threatening to seek to obtain a decree or order for relief with respect to Company or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, a written notice thereof specifying what action Company or such Subsidiary is taking or proposes to take with respect thereto;

     (g) promptly upon effecting such amendments, copies of all amendments to the certificate or articles of incorporation or bylaws of Company or its Subsidiaries;

     (h) promptly upon becoming aware of such actions, notice of all legal or arbitral proceedings, and all proceedings by or before any governmental or regulatory authority or agency, affecting Company or any of its Subsidiaries, which, if adversely determined, could reasonably be expected to have a material adverse effect on the business, operations, Assets, prospects, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or on the timely payment of the principal of or interest on the Note or the enforceability of this Agreement, the Ancillary Documents, or the Note, or the rights and remedies of Interpool hereunder (unless in each case Company has made a determination that there is no significant likelihood of such proceedings being adversely determined in a material amount);

     (i) at the same time they are delivered to the Banks, the documents required to be delivered to the Banks under Section 8.4 of the Bank Credit Agreement to the extent not already provided to Interpool ; and

     (j) promptly following the request, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by Interpool.

                                   ARTICLE VI
                          NEGATIVE COVENANTS OF COMPANY

     Until payment in full of the Note, Company shall and shall cause its Subsidiaries to perform each and all of the following:

     6.1 FINANCIAL COVENANTS.

          (a) LEVERAGE RATIO. Company will not permit the Leverage Ratio, at any time during any period set forth in the table below to exceed the ratio set forth opposite such period:

                      PERIOD                                     RATIO
         Closing Date through December 31, 2007                6.00:1.00
         January 1, 2008 and thereafter                        5.00:1.00


     (b) TOTAL DEBT SERVICE COVERAGE. Company will not permit the ratio of (i) Consolidated Operating Cash Flow for any period of four consecutive fiscal quarters, as measured on the last day of each fiscal quarter (the "Computation Date") to (ii) Consolidated Total Debt Service for the period of four consecutive fiscal quarters ending on the Computation Date (the "Debt Coverage Ratio"), to be less than 1.00:1.00.

     (c) ADJUSTMENTS. The foregoing ratio tests shall be adjusted as set forth in Section 20(c) of the Subordination and Intercreditor Agreement.

     6.2 RESTRICTION ON FUNDAMENTAL CHANGES. Company shall not consolidate with or merge with or into any other person, or convey, transfer, or lease its properties and assets substantially as an entirety to any Person, unless: (i) either (A) Company shall be the continuing corporation, or (B) the Person (if other than Company) formed by such consolidation or into which Company is merged or which acquires by conveyance, transfer, or lease the properties and assets of Company substantially as an entirety (1) shall be a corporation, partnership, or trust organized and validly existing under the laws of the United States or any state thereof, or the District of Columbia, and (2) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the Note, and the performance and the observances of each of the covenants of this Agreement, on the part of Company to be performed or observed; (ii) immediately after giving effect to such transaction (treating any Debt not previously an obligation of Company or a Subsidiary of Company which becomes an obligation of Company or a Subsidiary of Company in connection with or as a result of such transaction as having being incurred at the time of such transaction), no Event of Default or Unmatured Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction, on a pro forma basis, the Consolidated Tangible Net Worth of Company (in the case of clause (A) of subsection (i) above) or such Person (in the case of clause (B) of subsection (i) above) shall not be less than the Consolidated Tangible Net Worth of Company immediately prior to such transaction, except that:

     (a) This Section 6.2 shall not prohibit Company and its Subsidiaries from selling Assets in the ordinary and usual course of business or by involuntary sale and selling or disposing of Assets of de minimis value; and

     (b) Wholly-owned Subsidiaries of Company may be merged or consolidated with each other or with Company so long as, in the latter case, Company is the surviving corporation.

     6.3 INVESTMENTS. The Company will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

          (a) marketable direct or guaranteed obligations of the United States of America or Japan that mature within one (1) year from the date of purchase by the Company;

          (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States or Japanese banks having total assets in excess of $1,000,000,000;

          (c) securities commonly known as "COMMERCIAL PAPER" issued by a corporation organized and existing under the laws of Japan or the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's, and not less than "A 1" if rated by S & P;

          (d) Investments existing on the date hereof;

          (e) Investments by the Company in Subsidiaries that are Guarantors; PROVIDED that the aggregate amount of such Investments does not exceed $3,000,000 at any time;

          (f) Investments consisting of the Guaranty;

          (g) Investments consisting of advances to employees pursuant to the Staff Loan Program, PROVIDED that the aggregate amount of such Investments shall not exceed $1,500,000 at any time; and

          (h) Other Investments not exceeding $5,000,000 in the aggregate outstanding at any time.

     6.4 CONDUCT OF BUSINESS. CAI shall not and shall not permit any of its Subsidiaries to engage in any business other than the lines of businesses in which they, taken as a whole, are engaged as of the Closing Date or any businesses or activities substantially similar or related thereto.

     6.5 PARTNERSHIPS. Except to the extent permitted by Section 6.3 hereof, CAI shall not and shall not permit any of its Subsidiaries to become a general or limited partner in any partnership or a joint venturer in any joint venture.

     6.6 RESTRICTED PAYMENTS. The Company will not make any (a) (i) declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Company, other than dividends payable solely in shares of common stock of the Company; (ii) purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of the Company, directly or indirectly through a Subsidiary of the Company or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); (iii) return of capital by the Company to its shareholders as such; or (iv) other distribution on or in respect of any shares of any class of Capital Stock of the Company (a "Distribution") or (b) payment or prepayment by the Company or its Subsidiaries to (i) the Company's or any Subsidiary's shareholders (or other equity holders), in each case, other than to the Company, or (ii) to any Affiliate of the Company or any Subsidiary or any Affiliate of the Company's or such Subsidiary's shareholders (or other equity holders), in each case, other than to the Company, except that, so long as no Event of Default then exists or would result from such payment, the Company may make Distributions consisting of the redemption of up to 2,679 shares of the Capital Stock of the Company from certain executive employees of the Company (other than Mr. Hiromitsu Ogawa and members of his immediate family) upon the termination of such Person's employment with the Company.

     6.7 PAYMENTS TO MANAGEMENT. The Company will not, and will not permit any Subsidiary to,

          (a) increase the base salary of , or pay any bonus to, any executive officer at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing or the Company is in arrears in the payment of one or more installments of interest on the Note;

          (b) at any time prior to January 1, 2009, (i) increase the base salary of any executive officer by more than 5% in any year; or (ii) in any 12-month period, pay a bonus to any executive officer, other than a bonus determined in accordance with criteria approved in advance by the Company's Board of Directors in an aggregate amount for any 12-month period not exceeding 100% of such officer's then-current base salary, in the case of Hiro Ogawa or, if Mr. Ogawa ceases to be an executive officer, any successor chief executive officer (regardless of such person's actual title), or 40% of such officer's then-current base salary, in the case of other executive officers;

          (c) pay any compensation to executive officers without Interpool's prior approval, other than (x) the base salary and bonuses permitted by the preceding paragraphs, (y) equity awards or stock options (provided that such equity awards or stock option are not settled in cash) and (z) reasonable and customary employee benefits generally provided to employees of the Company consistent with past practices.

As used in this paragraph, the term "executive officers" shall include, without limitation, the chairman, the chief executive officer, the chief operating officer and the chief financial officer of the Company (and persons performing similar functions, regardless of any such person's actual title).

                                   ARTICLE VII
                                EVENTS OF DEFAULT

     7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events, acts, or occurrences shall constitute an event of default ("Event of Default") hereunder:

     (a) FAILURE TO MAKE PAYMENTS WHEN DUE.

          (i) Company shall fail to pay any amount owing hereunder or under the Note with respect to the principal of the Note when such amount is due, whether at stated maturity, as a result of a mandatory repayment requirement, by acceleration, by notice of prepayment, or otherwise, and such failure shall continue for a period of seven (7) days after written notice thereof; or

          (ii) Company shall fail to pay when due any amount owing hereunder or under the Note with respect to interest or with respect to any other amounts other than principal (including fees, costs, and expenses) payable in connection herewith, and such failure shall continue for a period of seven (7) days after written notice thereof; or

     (b) BREACH OF CERTAIN COVENANTS.

          (i) Company shall fail to perform or comply fully with any covenant, term, or condition contained in Article VI (other than Section 6.4); or

          (ii) Company shall fail to perform or comply fully with any covenant, term, or condition contained in this Agreement or any of the Ancillary Documents and such failure shall not have been remedied or waived within twenty (20) calendar days after receipt of notice from any Noteholder of such failure; PROVIDED, HOWEVER, that this clause (ii) shall not apply to the covenants, terms or conditions referred to in clauses (a), (c), and (d) of this Section 7.1 or subpart (i) of this clause (b); or

     (c) DEFAULT IN OTHER AGREEMENTS.

          (i) Company or any of its Subsidiaries shall default (as principle, guarantor, or other surety) in the payment of any principal when due (subject to any applicable notice or grace period), whether at stated maturity or otherwise, of any monetary obligation with respect to (howsoever designated) any Debt having an aggregate principal amount in excess of $1,000,000, whether such Debt now exists or shall hereafter be created, including but not limited to any such default under the Bank Credit Agreement; or

          (ii) An event of default as defined in any mortgage, indenture, or any agreement, document, or instrument evidencing any Interest Rate Protection Obligation of, or instrument under which there may be issued, or by which there may be secured or evidenced, any Debt of, or Debt guaranteed by, Company or any of its Subsidiaries, in each case, in excess of $5,000,000, whether such Debt now exists or shall hereafter be created, including but not limited to an Event of Default as defined in the Bank Credit Agreement (but excluding Events of Default based on Section 10 of the Bank Credit Agreement and not resulting in acceleration), shall occur, as a result of which the holder or holders thereof or of any obligations issued thereunder accelerate the maturity thereof; or

     (d) BREACH OF REPRESENTATION OR WARRANTY. Any financial statement, representation, warranty, or certification made or furnished by Company under this Agreement or in any statement, document, letter, or other writing or instrument furnished or delivered by or on behalf of Company to any Interpool pursuant to or in connection with this Agreement or as an inducement to Interpool to enter into this Agreement shall, at any time, prove to have been materially false, incorrect, or incomplete in any material respect when made, effective, or reaffirmed, as the case may be; or

     (e) INVOLUNTARY BANKRUPTCY.

          (i) If an involuntary case seeking the liquidation or reorganization of Company under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding shall be commenced against Company under any other applicable law and any of the following events occur: (1) Company consents to the institution of the involuntary case or similar proceeding;
     (2) the petition commencing the involuntary case or similar proceeding is not timely controverted; (3) the petition commencing the involuntary case or similar proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof; (4) an interim trustee is appointed to take possession of all or a substantial portion of the Assets or to operate all or any substantial portion of the businesses of Company; or (5) an order for relief shall have been issued or entered therein; or

          (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, custodian, trustee, or other officer having similar powers over Company to take possession of all or a substantial portion of the Assets of, or to operate all or a substantial portion of the businesses of, Company shall have been entered and, within sixty (60) calendar days from the date of entry, is not vacated, discharged, or bonded against, or any similar relief shall be granted against Company under any applicable federal or state law and, within sixty (60) calendar days from the date of entry, is not vacated, discharged, or bonded against; or

     (f) VOLUNTARY BANKRUPTCY. Company shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code; or Company shall file a petition, answer, or complaint or shall otherwise institute any similar proceeding under any other applicable law, or shall consent thereto; or Company shall consent to the conversion of an involuntary case to a voluntary case; or Company shall consent or acquiesce to the appointment of a receiver, liquidator, sequestrator, custodian, trustee, or other officer with similar powers to take possession of all or a substantial portion of the Assets of, or to operate all or a substantial portion of, the businesses of Company; or Company shall generally fail to pay debts as such debts become due or shall admit in writing its inability to pay its debts generally; or Company shall make a general assignment for the benefit of creditors; or the board of directors of Company (or any committee thereof) adopts any resolution or otherwise authorizes, in writing, action to approve any of the foregoing; or

     (g) JUDGMENTS AND ATTACHMENTS.

          (i) Company or any of its Subsidiaries shall suffer any money judgment, writ, or warrants of attachment, or similar process involving payment of money, in an aggregate amount in excess of One Million Dollars ($1,000,000) and such judgment, writ, warrant, or similar process shall remain undischarged in accordance with its terms and the enforcement thereof shall be unstayed and either: (1) an enforcement proceeding shall have been commenced and be pending by any creditor thereupon; or (2) there shall have been a period of thirty (30) consecutive calendar days during which stays of such judgment, writ, warrant, or similar process, by reason of pending appeals or otherwise, were not in effect; or

          (ii) A judgment creditor shall obtain possession of any of the Assets of Company or its Subsidiaries, which Assets constitute a material portion of the Assets of Company and its Subsidiaries, taken as a whole, by any means, including levy, distraint, replevin, or self-help;

     (h) DISSOLUTION. Any order, judgment, or decree shall be entered decreeing the dissolution of Company and such order shall remain undischarged or unstayed for a period in excess of thirty (30) calendar days; or

     7.2 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. The following provisions of this Section 7.2 are subject to the terms of the Subordination and Intercreditor Agreement.

     (a) ACCELERATION OF MATURITY.

          (i) If an Event of Default (other than an Event of Default specified in Sections 7.1(e) or 7.1(f)) occurs and is continuing, then and in every such case Required Noteholders may declare the aggregate outstanding principal amount of the Note to be due and payable immediately, by a notice in writing to Company and, if the Bank Credit Agreement is in effect, to the Representative of the Senior Debt. Upon any such declaration, such aggregate outstanding principal amount shall become due and payable: (A) if the Bank Credit Agreement is not in effect or if the declaration is based on an Event of Default under Section 7.1(a) or (b), immediately; or (B) in other cases, upon the first to occur of:

               (1) an acceleration under the Bank Credit Agreement (written notice of which Company shall give to Interpool immediately upon the occurrence thereof);

               (2) termination or expiration of a Remedy Blockage Period (as defined in the Subordination and Intercreditor Agreement) then in effect, if any; or

               (3) if no such Remedy Blockage Period is in effect, the fifteenth
          (15th) day or, solely with respect to an Event of Default arising under Section 7.1(b)(i), the forty-fifth (45th) day, as applicable, after receipt by Company and by the Representative of the Senior Debt of such written notice given hereunder;

unless (in the absence of an acceleration under the Bank Credit Agreement), on or prior to such fifteenth (15th) day, forty-fifth (45th) day or last day of such Remedy Blockage Period, as applicable, Company shall have discharged or paid in full the Debt, if any, that is the subject of such Event of Default or otherwise cured the default relating to such Event of Default and shall have given written notice of such discharge, payment, or cure to Interpool (which notice, in the case of an Event of Default specified in Sections 7.1(c) or 7.1(g), shall be countersigned by the holders of the Debt that is the subject of such Event of Default or by a Representative for such holders).

          (ii) If an Event of Default specified in Sections 7.1(e) or 7.1(f) occurs and is continuing, then the aggregate outstanding principal amount of the Note shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Noteholders.

     (b) RESCISSION AND ANNULMENT.

          (i) At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Noteholders, the Required Noteholders, by written notice to Company, may rescind and annul such declaration and its consequences if:

          (A) Company has paid or deposited with the Noteholders, in Dollars, a sum sufficient to pay:

               (1) all overdue interest on the Note;

               (2) the principal of (and premium, if any, on) the Note which have become due other than by such declaration of acceleration and interest thereon at the rate set forth in the Note;

               (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate set forth in the Note;

               (4) any other amount which has become due hereunder, under the Note or any Ancillary Documents other than by such declaration of acceleration and interest applicable thereon; and

               (5) all sums paid or advanced by each such Noteholder and the reasonable compensation, expenses, disbursements and advances of each such Noteholder, its agents, and counsel; and

          (B) all Events of Default, other than the non-payment of principal of the Note which have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

          (ii) Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Note because an Event of Default specified in Section 7.1(c) or 7.1(g) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Debt that is the subject of such Event of Default has been discharged or paid in full or if the holders thereof have rescinded their declaration of acceleration in respect of such Debt or have rescinded their notification to sell or dispose of the Assets of Company or its Subsidiaries, as applicable, and written notice of such discharge, payment, or rescission, as the case may be, shall have been given to each of the Noteholders by Company and by the holders of such Debt or by a Representative for such holders within thirty (30) calendar days after such declaration of acceleration in respect of the Note and prior to the sale or other disposition of any Assets of Company or its Subsidiaries and no other Event of Default has occurred during such thirty (30) calendar day period which has not been cured or waived during such period.

     (c) EFFECTIVENESS OF BANK CREDIT AGREEMENT. Upon a determination by Company that the Bank Credit Agreement is no longer in effect, Company shall promptly give each Noteholder written notice thereof, which notice shall be countersigned by all of the holders of, or the Representative of, the Senior Debt. Unless and until each Noteholder shall have received such written notice with respect to the Bank Credit Agreement, each Noteholder shall be entitled in all respect to assume that the Bank Credit Agreement is in effect (unless each Noteholder shall have actual knowledge to the contrary).

     7.3 SUITS FOR ENFORCEMENT. The following provisions of this Section 7.3 are subject to the terms of the Subordination and Intercreditor Agreement. At any time during the existence of an Event of Default under this Agreement, the Noteholders may proceed to protect and enforce their rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition, or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or proceed to enforce the payment of the Note or to enforce any other legal or equitable right of the Noteholders. All payments received by any Noteholder shall be applied, subject to the provisions of Article VIII, as follows: first, to all costs and expenses (including reasonable attorneys' fees) incurred by the Noteholders in enforcing any Debt of Company hereunder or in collecting any payments due hereunder, under the Note or under any Ancillary Document; second, to accrued and unpaid interest on the Note; third, to the principal amount of the Note outstanding; and fourth, to any other Debt of Company owing to the Noteholders.

     7.4 MODIFICATIONS OR WAIVERS UNDER BANK CREDIT AGREEMENT. In the event that Company shall seek a modification, amendment, restatement, supplement, or waiver of the Bank Credit Agreement or any other material agreement for the borrowing of money from, or the extension of credit by, any institutional lender to which Company may be a party, Company shall, simultaneously therewith, notify the Noteholders thereof and consult with the Noteholders with respect thereto. Company shall have no obligation to obtain the consent of the Noteholders to any such modification, amendment, restatement, supplement or waiver except as may be required by the terms of the Subordination and Intercreditor Agreement.

                                  ARTICLE VIII
                                  SUBORDINATION

     The rights of the Noteholders under this Agreement are subordinate in accordance with and subject to the terms of the Subordination and Intercreditor Agreement and PARI PASSU with respect to all other Debt of Company.

                                   ARTICLE IX
                           INTERPOOL'S REPRESENTATIONS

     9.1 INVESTMENT REPRESENTATION. Interpool hereby represents that it is acquiring the Note (and, should it elect to convert the Note, the shares of Common Stock issuable upon conversion of the Note) for its own account and not with a view to the public distribution or sale of same (except to the extent that such acquisition of shares of Common Stock is with a view to public distribution or sale in connection with a registered offering in compliance with the Securities Act of 1933, as amended); PROVIDED, HOWEVER, that, subject to
Section 11.8, the disposition of Interpool's Note shall at all times be within its exclusive control. Interpool further represents that it is acquiring the Note with its general Assets and not with the Assets of any separate account in which any employee benefit plan has any interest. As used in this Section, the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA

     9.2 PARTICIPATION IN THE NOTE. A Noteholder shall have the right at any time to furnish one or more "Eligible Purchasers" or potential Eligible Purchasers of all or any portion of such Purchaser's Note, or of a participation interest therein, with any and all information concerning Company or its Subsidiaries, which has been supplied by Company to Interpool, if such purchaser or potential purchaser shall have agreed, in writing, to keep confidential any of such information which Company reasonably claims, in writing, to be confidential, other than: (a) information previously filed with any Governmental Agency and available to the public; (b) information previously published in any public medium, from a source other than, directly or indirectly, that purchaser; and (c) information previously disclosed by Company to any Person not associated with Company without a confidentiality agreement substantially similar to the terms of this Section 9.2. Nothing in this Section 9.2 shall be construed to create or give rise to any fiduciary duty on the part of Interpool to Company. For purposes of this Section 9.2, an Eligible Purchaser is a company that satisfies the conditions set forth in Section 11.7.

                                    ARTICLE X
                            EXPENSES AND INDEMNITIES

     10.1 EXPENSES. If the transactions contemplated hereby shall be consummated, Company hereby agrees to pay on demand: (a) the reasonable out-of-pocket costs and expenses (including reasonable attorneys fees and expenses) incurred by Interpool to correct any default or to enforce any provision of this Agreement, the Note, or any of the Ancillary Documents, or any other document or instrument contemplated hereby or thereby; and (b) the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) incurred by Interpool in connection with any bankruptcy or other insolvency proceeding, reorganization, workout, composition, or other creditor arrangement of Company or any of Company's Subsidiaries.

     10.2 INDEMNITY. In addition to the payment of expenses pursuant to Section 10.1, and irrespective of whether the transactions contemplated hereby shall be consummated, Company hereby agrees to indemnify, exonerate, pay, and hold harmless Interpool, and any Noteholder, and the officers, directors, employees, and agents of and counsel to Interpool or such Noteholders (collectively, the "Indemnitees" and individually, the "Indemnitee") from and against any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses, of any kind or nature whatsoever, including the reasonable fees and expenses of counsel to Indemnitees, in connection with any actual or threatened investigative, administrative, or judicial proceeding (irrespective of whether such Indemnitee shall be designated a party thereto) which may be imposed on, incurred by, or asserted against such Indemnitee by any other Person (other than Interpool), in any manner relating to or arising out of this Agreement, the use or intended use of the proceeds of the sale of the Note, or the consummation of the transactions contemplated by this Agreement (the "Indemnified Liabilities"); provided, however, that Company's obligations to indemnify shall not extend to any losses, damages, liabilities, actions, or claims arising as a result of the gross negligence, willful misconduct, or unlawful conduct of an Indemnitee. Each Indemnitee shall promptly notify Company of each event of which it has knowledge which may give rise to a claim under the indemnification provisions of this Section 10.2. If any investigative, judicial, or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, Company will resist and defend such action, suit, or proceeding or cause the same to be resisted and defended by counsel designated by Company (which counsel shall be reasonably satisfactory to such Indemnitee). Such Indemnitee will use its best efforts to, cooperate in the defense of any such action, suit, or proceeding. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in this Section 10.2 may be unenforceable because it is violative of any law or public policy, Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of Company under this Section 10.2 shall survive the termination of this Agreement and the discharge of Company's other obligations hereunder.

                                   ARTICLE XI
                                  MISCELLANEOUS

     11.1 WAIVERS; MODIFICATIONS IN WRITING. (a) No failure or delay on the part of Interpool or any Noteholder in exercising any right, power, privilege, or remedy under this Agreement, the Note or any of the Ancillary Documents shall impair or operate as a waiver thereof nor shall any single or partial exercise of any such right, power, privilege, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege, or remedy. The waiver of any such right, power, privilege, or remedy with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances. The remedies provided for under this Agreement, the Note, or the Ancillary Documents are cumulative and are not exclusive of any remedies that may be available to the Noteholders at law, in equity, or otherwise. No amendment, modification, restatement, supplement, termination, consent, or waiver of, or consent to any departure from, any provision of this Agreement, the Note, or the Ancillary Documents shall be effective unless the same shall be in writing and signed by or on behalf of the Required Noteholders. Any amendment, modification, restatement, supplement, termination, waiver, or consent effected in accordance with this Section 11.1 shall be binding upon Interpool, the holder at any time of the Note, and Company to the extent that such Person or Persons have executed and delivered same.

     (b) Any waiver of any provision of this Agreement, the Note, or the Ancillary Documents, and any consent to any departure by Company from the terms of any provisions of this Agreement, the Note, or the Ancillary Documents shall be effective only in the specific instance and for the specific purpose for which given. In any event, no notice to, or demand on, Company shall entitle Company to any other or further notice or demand in similar or other circumstances. The provisions of this Section 11.1 are solely for the benefit of Interpool, the Noteholders and their successors and assigns and are not intended to benefit Company, its Subsidiaries, their Affiliates, their successors and assigns, or any other Person.

     11.2 CHANGES IN ACCOUNTING PRINCIPLES. (a) If any changes in accounting principles from those used in the preparation of the financial statements referred to in this Agreement are hereafter occasioned by the promulgation of rules, regulations, pronouncements, or opinions of, or required by, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there shall occur any change in Company's or any of its Subsidiaries' fiscal or tax years and, as a result of any such changes, there shall result a change in the method of calculating any of the financial covenants, negative covenants, standards, or other terms or conditions found in this Agreement, or (b) if Company, for reasonable business purposes, shall desire to change such accounting principles or the application thereof (which change shall be consistent with accounting principles then in effect pursuant to rules, regulations, pronouncements, or opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants) and such desired change would result in a change in the method of calculating any of the financial covenants, negative covenants, or other terms and conditions found in this Agreement, then the Noteholders and Company agree to enter into negotiations in order to amend such provisions and the definition of "GAAP" set forth in Section 1.1 so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition and performance of Company and its Subsidiaries shall be the same after such changes as if such changes had not been made.

     11.3 CONFIRMATION. Company and the Noteholders hereby agree that, upon written request received from time to time by Company from any Noteholder or by any Noteholder from Company, each will confirm to the other, in writing, the aggregate unpaid principal amount then outstanding under the Note. Each Noteholder hereby agrees, upon written request received by it from time to time from Company, to make any Note held by it (including the schedule attached thereto) available for reasonable inspection by Company at the office of such Noteholder during such Noteholder's regular business hours.

     11.4 NOTICES. All notices, demands, instructions, and other communications required or permitted to be given to, or made upon, any party hereto shall be in writing and (except for financial statements and other related informational documents to be furnished pursuant hereto which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by telefacsimile and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the Person to whom it is to be sent pursuant to the provisions of this Agreement. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.4, notices, demands, instructions, and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective or telefacsimile numbers) indicated below their signatures hereto.

     11.5 HEADINGS, DATE. Article and section headings used in this Agreement and the table of contents preceding this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or affect the construction of this Agreement. The date of this Agreement is for reference purposes only, and is not necessarily the date it was entered into.

     11.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     11.7 ASSIGNMENT AND PARTICIPATION.

     (a) Subject to the limitations set forth in the Subordination and Intercreditor Agreement, Interpool may make one or more assignments of its interests in the Note to one or more assignees; PROVIDED, HOWEVER, that the minimum principal amount that may be assigned to any assignee shall be $5,000,000 and provided further that the consent of Company shall be required if the assignment is to a direct competitor of Company or an affiliate of any direct competitor of Company (although no such consent shall be required if substantially all of the assets of Interpool are assigned to any such competitor). If Interpool shall transfer the Note, it shall promptly advise Company of the identity of the assignee, the amount of the Note assigned and the effective date of the assignment (Company shall be entitled conclusively to assume that no transfer of the Note has been made by any holder unless and until Company shall have received written notice to the contrary) and each such assignee shall become a party to this Agreement upon: the delivery to Company of a supplemental assignment and acceptance agreement executed by Interpool and the assignee and the delivery of a copy thereof to Company along with or after delivery of the notice referred to earlier in this sentence. Each transferee of the Note shall take such Note subject to the provisions of this Agreement and to any request made, waiver, or consent given, or other action taken under this Agreement and the Ancillary Documents prior to the receipt by Company of written notice of such transfer and, except as expressly otherwise provided in such notice, Company shall be entitled conclusively to assume that the transferee named in such notice shall thereafter be vested with all of the rights and powers of the payee of such Note arising under this Agreement, such Note, the Ancillary Documents, and the other agreements referred to herein.

     (b) Subject to the limitations of the Subordination and Intercreditor Agreement, Interpool may grant one or more participations in its interest in the Note; PROVIDED, HOWEVER, that: (i) Interpool shall not grant a participation in the Note to a direct competitor of Company or an affiliate of any direct competitor of Company, without the written consent of Company; (ii) any such grant of a participation will be made in compliance with all applicable state or federal laws, rules, and regulations; (iii) Interpool shall not grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement, the Ancillary Documents, or the Note, except to the extent such amendment or waiver would: (1) extend the due date for payment of any amount respecting the Note in which such participant is participating; (2) reduce the interest rate or the amount of principal or fees applicable to the Note in which such participant is participating, and (iv) any participant would be eligible to be an assignee pursuant to Section 11.7(a). In the case of any participation, the participant shall not have any rights under this Agreement or any of the other documents entered into in connection herewith (the participant's rights against such Interpool in respect of such participation to be those set forth in the participation or other agreement executed by Interpool and the participant relating thereto) and all Amounts payable to Interpool hereunder shall be determined as if such Interpool had not sold such participation.

     11.8 GOVERNING LAW. THIS AGREEMENT, THE NOTE, AND THE ANCILLARY DOCUMENTS SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK AND THE VALIDITY OF THIS AGREEMENT, THE NOTE, AND THE ANCILLARY DOCUMENTS, AND THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT THEREOF, AND THE RIGHTS OF THE PARTIES THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     11.9 SEVERABILITY OF PROVISIONS. Any provision of this Agreement, the Note, or the Ancillary Documents which is illegal, invalid, prohibited, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition, or unenforceability without invalidating or impairing the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     11.10 SURVIVAL OF AGREEMENTS, REPRESENTATIONS, AND WARRANTIES. All agreements, representations, and warranties made herein shall survive the execution and delivery of this Agreement, the execution and delivery of the Note and the Ancillary Documents, and the purchase of the Note.

     11.11 SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, any Noteholder is hereby authorized by Company at any time or from time to time, upon the occurrence and during the continuation of any Event of Default, without notice to Company or to any other Person, any such notice being hereby expressly waived to the extent it may lawfully be so waived, subject to the terms of the Subordination and Intercreditor Agreement to set off or to apply, any and all obligations of any kind at any time owing by such Noteholder to or for the credit or the account of Company, against and on account of the Debt of Company to such Noteholder under this Agreement and the Note, including all claims of any nature or description arising out of or connected with this Agreement, the Note, or the Ancillary Documents, and irrespective of whether such Noteholder shall have made any demand under this Agreement.

     11.12 INDEPENDENCE OF COVENANTS. All covenants under this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any one covenant, the fact that it would be permitted by another covenant, by an exception thereto, or would otherwise be within the limitations thereof, shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

     11.13 COMPLETE AGREEMENT. This Agreement, together with the exhibits hereto, the Note, and the Ancillary Documents, is intended by the parties hereto as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered.

                                CONTAINER APPLICATIONS INTERNATIONAL, INC., a Nevada corporation


                                By:          /S/ HIROMITSU OGAWA
                                             ----------------------------
                                             Name:  Hiromitsu Ogawa
                                             Title:  Chairman

                                Address:     One Embarcadero Center
                                             Suite 2101
                                             San Francisco, California 94111

                                             Telefacsimile: (415) 788-3430

                                INTERPOOL, INC.
                                a Delaware corporation


                                By:          /S/ RICHARD W. GROSS
                                             ------------------------------
                                             Name:  Richard W. Gross
                                             Title: Executive Vice President

                                Address:     633 Third Avenue
                                             27th Floor
                                             New York, New York 10017
                                             Telefacsimile:  (212) 687-8403



                                Designated bank accounts
                                (See Section 2.3(a)):



BANK:                 PNC Bank
                      960 Fort Duquesne Blvd.
                      Pittsburgh, PA 15222, USA

ABA:                  043 000 096

SWIFT:                PNCCUS33

ACCT NAME:            Interpool Inc.

ACCT #:               1011554468

ACCT ADDRESS:         211 College Road East,  Princeton, NJ, USA



                                    EXHIBIT A

     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.


                      CONVERTIBLE SUBORDINATED SECURED NOTE

$37,500,000                                                      October 1, 2006


FOR VALUE RECEIVED, the undersigned, CONTAINER APPLICATIONS INTERNATIONAL, INC., a Nevada corporation (the "Company"), hereby promises to pay to the order of INTERPOOL, INC., a Delaware corporation ("Interpool"), at the office of Interpool at 633 Third Avenue, 27th Floor, New York, NY 10017 the principal sum of Thirty Seven Million Five Hundred Thousand Dollars ($37,500,000), in lawful money of the United States of America and in immediately available funds, in the amounts and at the times provided by the Note Issuance Agreement hereinafter referred to, and to pay interest on the unpaid principal amount from time to time outstanding on this Note, at such office, in like money and funds, at the applicable rates and on the dates provided in the Note Issuance Agreement.

     This Note is given under the Note Issuance Agreement, dated October 1, 2006, between Company and Interpool (the "Note Issuance Agreement"), and evidences the loan made by Interpool thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Note Issuance Agreement. This Note (or the original Note exchanged, directly or indirectly, for this Note or the original Note which this Note, directly or indirectly, replaced) was issued on the Closing Date.

     Reference is made to the Note Issuance Agreement for provisions for conversion and prepayments of the principal of this Note and for the acceleration of the maturity of this Note upon the occurrence of certain Events of Default specified therein, and to the effect that the rate of interest which may be charged or collected by Interpool under the Note Issuance Agreement and this Note shall not exceed the maximum rate permitted by applicable law.

     This Note is secured by, among other things, a Security Agreement dated as of October 1, 2006, between Company and Interpool, as amended from time to time.

     This Note is subordinated, to the extent and in the manner set forth in that certain Second Amended and Restated Subordination and Intercreditor Agreement dated as of September 29, 2006, as amended from time to time, and described in Article VIII of the Note Issuance Agreement, to the "Senior Debt," as that term is defined in the Note Issuance Agreement.

     The amount and date of the loan made by Interpool and all repayments of the principal thereof shall be recorded by Interpool in its records and, prior to any transfer of this Note, endorsed by Interpool on the reverse of this Note or on a schedule attached to this Note or any continuation thereof; provided that any failure by Interpool to make any such endorsement shall not affect the obligations of Company under the Note Issuance Agreement and this Note.

     Except as otherwise expressly provided in the Note Issuance Agreement, Company waives notice, presentment, demand, protest and any other notice or formality of any kind with respect to this Note. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                    CONTAINER APPLICATIONS INTERNATIONAL, INC.
                                    a Nevada corporation

                                    By:     ________________________________
                                            Title:

     NOTICE: Payment of principal and interest on the above note has been subordinated to prior payment in full of the Senior Debt, as defined in the attached Subordination and Intercreditor Agreement (the "Agreement"), in the manner and to the extent set forth in the Agreement. A copy of the Agreement is attached to this Note for reference.





Date

Principal Paid

Principal Balance

Initials